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                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                                    3,000,000

                         AMERICAN RETIREMENT CORPORATION

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

                             UNDERWRITING AGREEMENT

                                                                January 19, 2006

JEFFERIES & COMPANY, INC.
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

            INTRODUCTORY. American Retirement Corporation, a Tennessee corporation (the "COMPANY"), proposes to issue and sell to Jefferies & Company, Inc. ("JEFFERIES" or the "UNDERWRITER") an aggregate of 3,000,000 shares (the "FIRM SHARES") of its common stock, par value $.01 per share, and associated rights to purchase Series A Junior Preferred Stock (the Company's common stock and Series A Junior Preferred Stock are hereinafter referred to as the "SHARES"). In addition, the Company has granted to the Underwriter an option to purchase up to an additional 450,000 Shares (the "OPTIONAL SHARES"), as provided in Section 2. The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the "OFFERED SHARES." For purposes of this Agreement, Jefferies is the sole Underwriter and references to "Underwriter" and "Representative" herein refer to Jefferies as sole Underwriter.

            The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-116410), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT"), is called the "REGISTRATION STATEMENT." Such prospectus, in the form first used by the Underwriter to confirm sales of the Offered Shares or in the form first made available to the Underwriter by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the "PROSPECTUS." As used herein, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act, and "TIME OF SALE PROSPECTUS" means the preliminary prospectus together with the free writing prospectuses, if any, each identified in

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Schedule A hereto, including each "road show" (as defined in Rule 433 under the
Securities Act), if any, related to the offering of the Shares contemplated hereby that is a "written communication" (as defined in Rule 405 under the Act) (each such road show, a "ROAD SHOW"). As used herein, the terms "Registration Statement," "preliminary prospectus," "Time of Sale Prospectus" and Prospectus shall include the documents, if any, incorporated by reference therein. The terms "supplement," "amendment," and "amend" as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information that are "CONTAINED," "INCLUDED" or "STATED" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. All references in this Agreement to the Registration Statement, a preliminary prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the Prospectus shall be deemed to include the "ELECTRONIC PROSPECTUS" provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(n) of this Agreement.

            The Company hereby confirms its agreements with the Underwriter as follows:

      SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company hereby represents, warrants and covenants to the Underwriter as follows:

            (a) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

            Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S T under the Securities Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the First Closing Date (as defined in Section 2), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were

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made, not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in Section 9(b) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

            The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule A hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

            (b) Offering Materials Furnished to Underwriter. The Company has delivered to the Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses, the Time of Sale Prospectus, and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested for the Underwriter.

            (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriter in Section 2 and (ii) the completion of the Underwriter's distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus, the Prospectus or the Registration Statement.

            (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (e) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant

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to this Agreement and, when issued and delivered by the Company pursuant to this
Agreement, will be validly issued, fully paid and nonassessable.

            (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

            (g) No Material Adverse Change. Except as otherwise disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "MATERIAL ADVERSE CHANGE"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

            (h) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and Time of Sale Prospectus, are (i) independent public or certified public accountants as required by the Securities Act and the Exchange Act, (ii) to the knowledge of the Company, in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the "PCAOB") whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

            (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus and Time of Sale Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus and Time of Sale Prospectus under the caption "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. No person who is an employee of the Company or, to the knowledge of the Company, any other person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other

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financial data filed with the Commission as a part of the Registration Statement and included in either the Prospectus or Time of Sale Prospectus.

            (j) Company's Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth in the Time of Sale Prospectus and set forth on Schedule 1(k) attached hereto, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit A hereto.

            (l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Time of Sale Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described or referred to in the Time of Sale Prospectus or upon exercise of outstanding options described or referred to in the Time of Sale Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Time of Sale Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Time of Sale Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

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            (m) Stock Exchange Listing. The Shares are registered pursuant to
Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or delisting the Shares from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

            (n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "EXISTING INSTRUMENT"), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Time of Sale Prospectus and the issuance and sale of the Offered Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except in the case of (ii) and (iii) above, where such conflict, breach, Default, lien, charge, encumbrance, consent or violation would not be expected to result in, individually or in the aggregate, a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Time of Sale Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

            (o) No Material Actions or Proceedings. Except as otherwise disclosed in the Time of Sale Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, and (A) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

            (p) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted; and the expected expiration

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of any of such Intellectual Property Rights would not result in a Material
Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company's knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

            (q) All Necessary Permits, etc. (i) The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such valid and current certificates, authorizations or permits would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change and (ii) neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

            (r) Title to Properties. Except as otherwise disclosed in the Time of Sale Prospectus, the Company and each of its subsidiaries has good and indefeasible title with respect to all real property and good and valid title to all properties and other assets (other than real property) reflected as owned in the financial statements referred to in Section 1(i) above (or elsewhere in the Time of Sale Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as
(i) are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary or (ii) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

            (s) Tax Law Compliance. Except as would not reasonably be expected to result in a Material Adverse Change, the Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

            (t) Company Not an "Investment Company." The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the

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Offered Shares will not be, an "INVESTMENT COMPANY" within the meaning of the
Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

            (u) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

            (v) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other "REFERENCE SECURITY" (as defined in Rule 100 of Regulation M under the 1934 Act ("REGULATION M")) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

            (w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus that have not been described as required. The Time of Sale Prospectus contains in all material respects the same description of the matters set forth in the preceding sentence contained in the Prospectus.

            (x) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of the date of the Time of Sale Prospectus and at the First Closing Date and the applicable Option Closing Date, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (y) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

            (z) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which

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the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company's most recent annual or quarterly report with the Commission, which precedes the date of the Time of Sale Prospectus; and (iii) except as disclosed in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and March 31, 2005 (the "Exchange Act Reports"), are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, as of the date hereof, except as disclosed in the Exchange Act Reports, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

            (aa) Compliance with Environmental Laws. Except as described in the Time of Sale Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

            (bb) [Intentionally Omitted].

            (cc) ERISA Compliance. The Company and its subsidiaries and any "EMPLOYEE BENEFIT PLAN" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA AFFILIATES" (as defined below) are in compliance in all material respects with ERISA. "ERISA AFFILIATE" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE") of which the Company or such subsidiary is a member. No "REPORTABLE EVENT" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "EMPLOYEE BENEFIT PLAN" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "EMPLOYEE BENEFIT PLAN" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "EMPLOYEE BENEFIT PLAN" were terminated, would have any "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "EMPLOYEE BENEFIT PLAN" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "EMPLOYEE BENEFIT PLAN" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

            (dd) Brokers. Except as otherwise disclosed in the Time of Sale Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

            (ee) No Outstanding Loans or Other Extensions of Credit. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or
(ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

            (ff) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

            The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

      SECTION 2. PURCHASE, SALE AND DELIVERY OF THE OFFERED SHARES.

            (a) The Firm Shares. The Company agrees to issue and sell to the Underwriter the Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees to purchase from the Company the Firm Shares. The purchase price per Firm Share to be paid by the Underwriter to the Company shall be $26.10 per share.

            (b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York , 10104-0050 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on January 24, 2006 or such other time and date not later than 1:30 p.m. New York time, on

February 7, 2006 as the Representative shall designate by notice to the Company (the time and date of such closing are called the "FIRST CLOSING DATE"). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus.

            (c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase up to an aggregate of 450,000 Optional Shares from the Company at the purchase price per share to be paid by the Underwriter for the Firm Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "FIRST CLOSING DATE" shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an "OPTION CLOSING DATE" and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

            (d) Public Offering of the Offered Shares. The Representative hereby advises the Company that the Underwriter intends to offer for sale to the public, initially on the terms set forth in the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

            (e) Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

            (f) Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the Underwriter certificates for the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the Underwriter, certificates for the Optional Shares the Underwriter has agreed to purchase at the First Closing Date or an Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

      SECTION 3. ADDITIONAL COVENANTS OF THE COMPANY. The Company further covenants and agrees with the Underwriter as follows:

            (a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 3(e) or 3(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Representative's Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Time of Sale Prospectus or the Prospectus (including any amendment or supplement, through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the Representative's consent, and file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) Free Writing Prospectuses. The Company shall furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not use or refer to any proposed free writing prospectus to which you reasonably object.

            (d) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

            (e) Amendments to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

            (f) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus relating to the offering contemplated hereby, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

            (g) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriter it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Representative's consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company's obligations under this Section 3(g).

            (h) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriter to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

            (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

            (j) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

            (k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (l) Periodic Reporting Obligations. The Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

            (m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the New York Stock Exchange and to maintain the listing of the Shares on the New York Stock Exchange.

            (n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an "electronic Prospectus" to be used in connection with the offering and sale of the Offered Shares. As used herein, the term "electronic Prospectus" means a form of the Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions:
(i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and
(iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Time of Sale Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time).

            (o) Exchange Act Compliance. The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

            (p) Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the "LOCK-UP PERIOD"), the Company will not, without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that the Company may issue (i) Shares but only if the holders of such shares agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during such Lock-up Period without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), (ii) options to purchase Shares provided such options are not exercisable during the Lock-up Period, or
(ii) Shares upon exercise
of outstanding options, pursuant to any stock option, stock bonus or other stock plan or arrangement described or referred to in the Prospectus.

            (q) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

            (r) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and will use commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M in connection with the Offered Shares. If the limitations of Rule 102 of Regulation M ("RULE 102") do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representative (or, if later, at the time stated in the notice), the Company will, and will use commercially reasonable efforts to cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

            (s) Existing Lock-Up Agreement. During the Lock-up Period, the Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the public offering contemplated by this Agreement.

            Jefferies may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

      SECTION 4. PAYMENT OF EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriter, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses (provided such attorneys' fees shall not exceed $2,500) incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a "BLUE SKY SURVEY" or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriter in connection with, the NASD's review and approval of the Underwriter's participation in the offering and distribution of the Offered Shares, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (ix) the fees and expenses associated with listing the Offered Shares on the New York Stock Exchange and (x) all other fees, costs and expenses referred to in Item 14 of
Part II of the Registration Statement. Except as provided in this Section 4,
Section 7, Section 9 and Section 10 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

      SECTION 5. COVENANT OF THE UNDERWRITER. The Underwriter covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

      SECTION 6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

            (a) Accountants' Comfort Letter. On the date hereof, the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriter, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, Time of Sale Prospectus, and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

            (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

                  (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

                  (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

                  (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

            (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

                  (i) in the judgment of the Representative there shall not have occurred any Material Adverse Change; and

                  (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

            (d) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Bass, Berry & Sims PLC, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

            (e) Opinion of Counsel for the Underwriter. On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of Morrison & Foerster LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter, dated as of such Closing Date.

            (f) Officers' Certificate. On each of the First Closing Date and each Option Closing Date the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (b)(ii) and (c)(ii) of this Section 6, and further to the effect that:

                  (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

                  (ii) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct in all material respects (except for any such representation or warranty that is by its terms qualified by materiality, which representation shall be true and correct) with the same force and effect as though expressly made on and as of such Closing Date;

                  (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and

                  (iv) the letter from the Company, dated the date hereof and addressed to the Underwriter, regarding the comfort letter delivered by KPMG pursuant to Section 6(a), is true and correct with the same force and effect as though expressly made on and as of such Closing Date.

            (g) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representative shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be.

            (h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit C hereto from each director and executive officer, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

            (i) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

      If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and
Section 10 shall at all times be effective and shall survive such termination.

      SECTION 7. REIMBURSEMENT OF UNDERWRITER'S EXPENSES. If this Agreement is terminated by the Representative pursuant to Section 6, Section 9, Section 12(iv) or Section 12(v), or if the sale to the Underwriter of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

      SECTION 8. [INTENTIONALLY OMITTED].

      SECTION 9. INDEMNIFICATION.

            (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation if such settlement is effected in accordance with Section 9(d) of the Agreement), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representative to the Company consists of the information described in subsection (b) below; provided further, that with respect to the preliminary prospectus only and not any free writing prospectus or any other writing or instrument, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Offered Shares or any person controlling the Underwriter, if a copy of the Time of Sale Prospectus or the Prospectus (in each case, as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Time of Sale Prospectus or the Prospectus (in each case, as so amended or supplemented), as applicable, would have cured the defect giving rise to such loss, claim, damage, liability or expense, unless such failure is the result of noncompliance by the Company with
Section 3 hereof. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

            (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representative expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement thereto) are the statements set forth as the third, twelfth, thirteenth, fourteenth and fifteenth, paragraphs under the caption "Underwriting" in the Prospectus. The indemnity agreement set forth in this
Section 9(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

            (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification, except to the extent that the indemnifying party shall have been materially prejudiced by such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

      SECTION 10. CONTRIBUTION. If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount and other compensation received by the Underwriter in connection with the offering, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

            The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

            Notwithstanding the provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

      SECTION 11. [INTENTIONALLY OMITTED].

      SECTION 12. TERMINATION OF THIS AGREEMENT. Prior to the First Closing Date this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 7 hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

      SECTION 13. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of its or their partners, officers or directors or any controlling person as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

      SECTION 14. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

    If to the Representative:
              Jefferies & Company, Inc.
              520 Madison Avenue, 12th Floor
              New York, New York  10022
              Facsimile:  (212) 2842280
              Attention:  General Counsel

    with a copy to:
              Morrison & Foerster LLP
              1290 Avenue of the Americas
              New York, New York  10104-0050
              Facsimile:  (212) 468-7900
              Attention:  James R. Tanenbaum

    If to the Company:
              American Retirement Corporation
              111 Westwood Place, Suite 200
              Brentwood, TN  37027
              Facsimile:  (615) 221-2272
              Attention:  W.E. Sheriff

    with a copy to:
              Bass, Berry & Sims PLC
              315 Deaderick Street
              AmSouth Center, Suite 2700
              Nashville, TN  37238
              Facsimile:  (615) 742-6293
              Attention:  T. Andrew Smith

    Any party hereto may change the address for receipt of communications by giving written notice to the others.

      SECTION 15. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term

"SUCCESSORS" shall not include any purchaser of the Offered Shares as such from the Underwriter merely by reason of such purchase.

      SECTION 16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

      SECTION 17. GOVERNING LAW PROVISIONS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "SPECIFIED COURTS"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 18. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

            Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of
Section 10, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 9 and 10 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                            Very truly yours,

                            AMERICAN RETIREMENT CORPORATION

                            By: /s/ W.E. Sheriff
                                --------------------------------
                                Name:  W.E. Sheriff
                                Title: Chairman & CEO

            The foregoing Underwriting Agreement is hereby confirmed and accepted by Jefferies in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.

By: /s/ Catherine Gemmato-Smith
    --------------------------------
    Name: Catherine Gemmato-Smith
    Title: Managing Director

                                                                       EXHIBIT A

                 SUBSIDIARIES OF AMERICAN RETIREMENT CORPORATION

1.    Alabama Somerby, LLC, a Delaware limited liability company

2.    ARC Air Force Village, L.P., a Tennessee limited partnership

3.    ARC Aurora, LLC, a Tennessee limited liability company

4.    ARC Bahia Oaks, Inc., a Tennessee corporation

5.    ARC Bay Pines, Inc., a Tennessee corporation

6.    ARC Boca Raton, Inc., a Tennessee corporation

7.    ARC Boynton Beach, LLC, a Tennessee limited liability company

8.    ARC Bradenton HC, Inc., a Tennessee corporation

9.    ARC Bradenton Management, Inc., a Tennessee corporation

10.   ARC Bradenton RC, Inc., a Tennessee corporation

11.   ARC Brandywine GP, LLC, a Tennessee limited liability company

12.   ARC Brandywine, L.P., a Delaware limited partnership

13.   ARC Brookmont Terrace, Inc., a Tennessee corporation

14.   ARC Carriage Club of Jacksonville, Inc., a Tennessee corporation

15.   ARC Castle Hills, L.P., a Tennessee limited partnership

16.   ARC Charlotte, Inc., a Tennessee corporation

17.   ARC Cleveland Heights, LLC, a Tennessee limited liability company

18.   ARC Cleveland Park, LLC, a Tennessee limited liability company

19.   ARC Coconut Creek, LLC, a Tennessee limited liability company

20.   ARC Coconut Creek Management, Inc., a Tennessee corporation

21.   ARC Corpus Christi, LLC, a Tennessee limited liability company

22.   ARC Countryside, LLC, a Tennessee limited liability company

23.   ARC Creative Marketing, LLC, a Tennessee limited liability company

24.   ARC Cypress Station, L.P., a Tennessee limited partnership

25.   ARC Deane Hill, LLC, a Tennessee limited liability company

26.   ARC Delray Beach, LLC, a Tennessee limited liability company

27.   ARC Denver Monaco, LLC, a Delaware limited liability company

28.   ARC Epic Holding Company, inc., a Tennessee corporation

29.   ARC Flint, Inc., a Tennessee corporation

30.   ARC Fort Austin Properties, LLC, a Tennessee limited liability company

31.   ARC Freedom, LLC, a Tennessee limited liability company

32.   ARC Freedom Square Management, Inc., a Tennessee corporation

33.   ARC Galleria Woods, Inc., a Tennessee corporation

34.   ARC Greenwood Village, Inc., a Tennessee corporation

35.   ARC Hampton Post Oak, Inc., a Tennessee corporation

36.   ARC HDV, LLC, a Tennessee limited liability company

37.   ARC Heritage Club, Inc., a Tennessee corporation

38.   ARC Holland, Inc., a Tennessee corporation

39. ARC Holland Real Estate Holdings, LLC, a Delaware limited liability company

40.   ARC Holley Court, LLC, a Tennessee limited liability company

41.   ARC Holley Court Management, Inc., a Tennessee corporation

42.   ARC Homewood Corpus Christi, L.P., a Tennessee limited partnership

43.   ARC Homewood Victoria, Inc., a Tennessee corporation

44.   ARC Houston Therapy GP, LLC, a Tennessee limited liability company

45.   ARC Imperial Plaza, Inc., a Tennessee corporation

46.   ARC Imperial Services, Inc., a Tennessee corporation

47.   ARC LaBarc Real Estate Holdings, LLC, a Delaware limited liability company

48.   ARC Lady Lake, Inc., a Tennessee corporation

49. ARC Lake Seminole Square Real Estate Holdings, LLC, a Delaware limited liability company

50.   ARC Lakeway, L.P., a Tennessee limited partnership

51.   ARC Lakeway II, L.P., a Tennessee limited partnership

52.   ARC Lakewood, LLC, a Tennessee limited liability company

53.   ARC LifeMed, Inc., a Tennessee corporation

54.   ARC Lowry, LLC, a Tennessee limited liability company

55.   ARCLP-Charlotte, LLC, a Tennessee limited liability company

56.   ARC LP Holdings, LLC, a Tennessee limited liability company

57.   A.R.C. Management Corporation, a Tennessee corporation

58.   ARC Management, LLC, a Tennessee limited liability company

59.   ARC Minnetonka, LLC, a Delaware limited liability company

60.   ARC Naples, LLC, a Tennessee limited liability company

61.   ARC Northwest Hills, L.P., a Tennessee limited partnership

62.   ARC Oakhurst, Inc., a Tennessee corporation

63.   ARC Overland Park, LLC, a Delaware limited liability company

64.   ARC Parklane, Inc., a Tennessee corporation

65.   ARC Park Regency, Inc., a Tennessee corporation

66.   ARC Partners II, Inc., a Tennessee corporation

67.   ARC Pearland, L.P., a Tennessee limited partnership

68.   ARC Pecan Park, L.P., a Tennessee limited partnership

69.   ARC Pecan Park/Padgett, Inc., a Tennessee corporation

70.   ARC Peoria, LLC, a Tennessee limited liability company

71.   ARC Peoria II, Inc., a Tennessee corporation

72.   ARC Pharmacy Services, LLC, a Tennessee limited liability company

73.   ARCPI Holdings, Inc., a Delaware corporation

74.   ARC Pinegate, L.P., a Tennessee limited partnership

75.   ARC Post Oak, L.P., a Tennessee limited partnership

76.   ARC Richmond Heights, LLC, a Tennessee limited liability company

77.   ARC Richmond Place, Inc., a Delaware corporation

78.   ARC Rossmoor, Inc., a Tennessee corporation

79.   ARC Roswell, LLC, a Delaware limited liability company

80.   ARC Santa Catalina, Inc., a Tennessee corporation

81.   ARC SCC, Inc., a Tennessee corporation

82.   ARC Scottsdale, LLC, a Tennessee limited liability company

83.   ARC Shadowlake, L.P., a Tennessee limited partnership

84.   ARC Shavano, L.P., a Tennessee limited partnership

85.   ARC Shavano Park, Inc., a Tennessee corporation

86.   ARC Somerby Holdings, Inc., a Tennessee corporation

87.   ARC Spring Shadow, L.P., a Tennessee limited partnership

88.   ARC Sun City Center, Inc., a Tennessee corporation

89. ARC Sun City Center Real Estate Holdings, LLC, a Delaware limited liability company

90.   ARC Sun City Golf Course, Inc., a Tennessee corporation

91.   ARC Sun City West, LLC, a Delaware limited liability company

92.   ARC Tanglewood GP, LLC, a Delaware limited liability company

93.   ARC Tanglewood, L.P., a Delaware limited partnership

94.   ARC Tarpon Springs, Inc., a Tennessee corporation

95.   ARC Tennessee GP, Inc., a Tennessee corporation

96.   ARC Therapy Services, LLC, a Tennessee limited liability company

97.   ARC Tucson, LLC, a Delaware limited liability company

98.   ARC Vegas, LLC, a Delaware limited liability company

99.   ARC Victoria, L.P., a Tennessee limited partnership

100.  ARC Villages, LLC, a Delaware limited liability company

101.  ARC Villages IL, LLC, a Delaware limited liability company

102.  ARC Westlake Village, Inc., a Tennessee corporation

103.  ARC Westover Hills, L.P., a Tennessee limited partnership

104.  ARC Willowbrook, L.P., a Tennessee limited partnership

105.  ARC Wilora Assisted Living, LLC, a Tennessee limited liability company

106.  ARC Wilora Lake, Inc., a Tennessee corporation

107.  Denver Lowry JV, LLC, a Delaware limited liability company

108. Flint Michigan Retirement Housing L.L.C., a Michigan limited liability company

109.  Fort Austin Limited Partnership, a Texas limited partnership

110.  Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation

111.  Freedom Group-Naples Management Company, Inc., a Tennessee corporation

112.  Freedom Village of Bradenton, LLC, a Delaware limited liability company

113.  Freedom Village of Holland, Michigan, a Michigan general partnership

114.  Freedom Village of Sun City Center, Ltd., a Florida limited partnership

115.  Homewood at Brookmont Terrace, LLC, a Tennessee limited liability company

116.  LaBarc, L.P., a Tennessee limited partnership

117.  Lake Seminole Square Management Company, Inc., a Tennessee corporation

118.  LifeMed, LLC, a Delaware limited liability company

119.  Plaza Professional Pharmacy, Inc., a Virginia corporation

120.  Senior Houston Therapy, L.P., a Texas limited partnership

121.  SHP-ARC II, LLC, a Delaware limited liability company

122.  TabSafe Medical Services, Inc., a Georgia corporation

123.  TabSafe Medical Services, LLC, a Delaware limited liability company

124.  TabSafe Prescription Services, LLC, a Georgia limited liability company

125.  Trinity Towers Limited Partnership, a Tennessee limited partnership

                                                                       EXHIBIT B

      1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Tennessee. The Company has the corporate power and corporate authority to own, lease, license and use its properties and carry on its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

      2. The Company is validly existing, in good standing and qualified as a foreign corporation to transact business in which it is engaged in the following jurisdictions: Arizona, Colorado, Florida, Georgia, Illinois, Kentucky, North Carolina, Ohio, Oklahoma, South Carolina, Texas and Virginia.

      3. Each subsidiary of the Company listed on Annex 1 attached hereto is a corporation, partnership, limited partnership or limited liability company, duly organized (to the extent applicable), validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization. Each such subsidiary of the Company has the corporate (or other) power and corporate (or other) authority to own, lease, license and use its properties and carry on its business as presently conducted or as described in the Time of Sale Prospectus.

      4. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary of the Company listed on Annex 1 attached hereto have been duly authorized and validly issued, are fully paid and non-assessable. Except as set forth in the Prospectus or as indicated on Annex I attached hereto, all of the outstanding shares of capital stock or other equity or ownership interests of such subsidiaries were owned of record or beneficially on that date by the Company, directly or through subsidiaries.

      5. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement. The Time of Sale Prospectus and the Prospectus; all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued by the Company, are fully paid and nonassessable, and are free from any preemptive, subscription or other similar rights provided for by the Tennessee Business Corporation Act (the "TBCA") or by the Company's Charter or Bylaws or, to our knowledge, any other preemptive or subscription rights; the Company has duly authorized the issuance and sale of the Shares; the Shares, when issued by the Company and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus and will not be subject to any preemptive, subscription or other similar rights provided for by the TBCA or by the Company's Charter or Bylaws or, to our knowledge, any other preemptive or subscription rights; and the Shares have been duly authorized for listing on the NYSE. The form of certificate used to evidence the Common Stock of the Company is in due and proper form and complies with all applicable requirements of the Company's Charter and Bylaws and the TBCA.

      6. The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

      7. The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion is rendered) (i) do not violate any of the provisions of the Company's Charter or Bylaws; (ii) do not result in any breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its subsidiaries, or any Existing Instrument which is filed or incorporated by reference as an exhibit to the Registration Statement (or any document incorporated by reference therein); or (iii) will not result in any violation of any statute, rule or, to our knowledge, regulation or decree of any governmental body of the State of Tennessee or the United States applicable to the Company.

      8. No consent, approval, authorization or other action by or filing with any federal or Tennessee governmental authority is required for the execution and delivery by the Company of the Underwriting Agreement (other than as may be required by the Commission or NASD or under state securities or blue sky laws) or, if required, the requisite consent, approval or authorization has been obtained, the requisite action has been taken or the requisite filing has been made.

      9. The Registration Statement is effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are threatened or contemplated; the Registration Statement and the Prospectus, including any document incorporated by reference therein (except for the financial statements, schedules and other financial data derived therefrom, included or incorporated by reference therein, as to which we express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act; the descriptions contained and summarized in the Registration Statement and the Prospectus of Existing Instruments are accurate in all material respects; to our knowledge, there are no Existing Instruments which are required by the Securities Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act; to our knowledge, there is not pending or threatened against the Company any action, suit, or proceeding before or by any governmental body of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein; and the statements in the Prospectus set forth under the headings "Description of Capital Stock," and "Underwriting," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide an accurate summary of such legal matters, documents and proceedings in all material respects.

      10. The Company is not (after giving effect to the sale of the Shares) an "investment company," as such term is defined in the Investment Company Act.

      11. The Registration Statement and the Prospectus (except for the financial statements, schedules and other financial data included therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and, nothing has come to our attention that causes us to believe that (i) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (other than the financial statements, schedules and other financial data included therein, as to which we express no opinion), (ii) the Time of Sale Prospectus as of the date of the Underwriting Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial data included therein, as to which we express no opinion) or (iii) the Prospectus as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements, schedules and other financial data included therein, as to which we express no opinion).

                                                                       EXHIBIT C

January __, 2006

Jefferies & Company, Inc.
520 Madison Avenue, 12th floor
New York, New York 10022

RE: American Retirement Corporation (the "COMPANY")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of the Company ("SHARES") or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of shares of common stock, par value $.01 per share, of the Company (the "OFFERING") for which you will act as the underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned's household not to), without the prior written consent of Jefferies & Company, Inc. (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus supplement relating to the Offering. The foregoing sentence shall not apply to
(i) transactions relating to Shares or other securities acquired in open market transactions after completion of the Offering, (ii) exercise of stock options for the purchase of common stock granted by the Company pursuant to the Company's benefit plans or (iii) the transfer of any or all of the Shares owned by the undersigned, either during his lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his immediate family; provided, however, that in any such case it shall be a condition to such transfer that the transferee executes and delivers to Jefferies & Company, Inc. an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares except in accordance with this letter. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by the undersigned except in compliance with the foregoing restrictions.

Furthermore, the undersigned agrees that if (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

___________________________________________
Printed Name of Holder

By: _______________________________________
    Signature

___________________________________________
Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                   SCHEDULE A
                            FREE WRITING PROSPECTUSES

None.

                                  SCHEDULE 1(k)

1. American Retirement Corporation owns 49% of TabSafe Medical Services, Inc. which owns 99% of TabSafe Medical Services, LLC and 100% of TabSafe Prescription Services, LLC.

2.    American Retirement Corporation owns 1% of TabSafe Medical Services, LLC.

3.    ARCPI Holdings, Inc. owns 10% of ARC Holland Real Estate Holdings, LLC.

4.    ARCPI Holdings, Inc. owns 10% of ARC Sun City Center Real Estate Holdings,
      LLC.

5.    ARCPI Holdings, Inc. owns 10% of ARC LaBarc Real Estate Holdings, LLC.

6.    ARC Sun City Center, Inc. owns 61.35% of LaBarc, L.P.

7. ARC Epic Holding Company, Inc. owns 20% of SHP -- ARC II, LLC which owns 100% of ARC Sun City West, LLC; ARC Roswell, LLC; ARC Vegas, LLC; ARC Tucson, LLC; ARC Overland Park, LLC; ARC Minnetonka, LLC; ARC Denver Monaco, LLC; ARC Tanglewood GP, LLC and ARC Tanglewood, L.P.

8.    ARC Flint, Inc. owns 37.5% of Flint Michigan Retirement Housing, LLC.

9.    ARC LifeMed, Inc. owns 33.33% of LifeMed LLC.

10.   ARC Bradenton RC, Inc. owns 10% of Freedom Village of Bradenton, LLC.

11.   ARC Lowry, LLC owns 20% of Denver Lowry JV, LLC.

                                       2